EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 21, 2000, except for the seventh paragraph of Note 8, as to which the date is June 30, 2001, with respect to the financial statements of Qode.com, Inc. (A Development Stage Enterprise) as of December 31, 1999 and for the period from March 29, 1999 (inception) through December 31, 1999 in the Registration Statement (Form S-8) for the Registration of 1,417,500 shares of Neomedia Technologies, Inc.'s common stock.

                                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
September 3, 2002